EXHIBIT 24
POWER OF ATTORNEY
ANNUAL REPORT ON FORM 10-K FOR FISCAL 2010
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ellen O. Kaden and Kathleen M. Gibson, each of them, until December 31, 2010, their true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for them and in their name, place and stead, in any and all capacities, to sign Campbell Soup Company’s Annual Report on Form 10-K to the Securities and Exchange Commission for the fiscal year ended August 1, 2010, and any amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
CAMPBELL SOUP COMPANY

Signature	Dated as of September 23, 2010

/s/ Edmund M. Carpenter Edmund M. Carpenter	/s/ Sara Mathew Sara Mathew

/s/ Paul R. Charron Paul R. Charron	/s/ William D. Perez William D. Perez

/s/ Douglas R. Conant Douglas R. Conant	/s/ Charles R. Perrin Charles R. Perrin

/s/ Bennett Dorrance Bennett Dorrance	/s/ A. Barry Rand A. Barry Rand

/s/ Harvey Golub Harvey Golub	/s/ Nick Shreiber Nick Shreiber

/s/ Lawrence Karlson Lawrence Karlson	/s/ Archbold D. van Beuren Archbold D. van Beuren

/s/ Randall W. Larrimore Randall W. Larrimore	/s/ Les C. Vinney Les C. Vinney

/s/ Mary Alice D. Malone Mary Alice D. Malone	/s/ Charlotte C. Weber Charlotte C. Weber